Exhibit 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST
PRESENTATION TO INVESTORS AND ANALYSTS ON MARCH 3

ATLANTA, February 21, 2006 – Coca-Cola Enterprises (NYSE: CCE) will webcast a meeting with investors and financial analysts on Friday, March 3, 2006 at approximately 10 a.m. ET. Lowry Kline, chairman and chief executive officer, Bill Douglas, chief financial officer, Shaun Higgins, president, European Group, and Terry Marks, president, North American Group will discuss the company’s plans for 2006. The public can access the live webcast through our website at www.cokecce.com.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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